SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into as of [_____], by and among China Yongxin Pharmaceuticals Inc., a Delaware corporation (the “Company”) and the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.           The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.           The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers, as provided herein, and the Purchasers shall purchase, in the aggregate: (i) 5,890,500 shares of common stock, par value $0.001 per share (the “Common Stock”); and (ii) share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit A, to purchase up to an additional 5,890,500 shares of the Company’s Common Stock (the “Warrant Shares”) (as appropriately adjusted for any stock splits, reverse stock splits, recapitalizations and other similar events occurring subsequent to the date hereof, referred to herein as “Recapitalizations”) at an exercise price of $0.50 per share; in exchange for an aggregate purchase price of USD $1,178,100 (the “Offering”); and

C.           The shares of Common Stock purchased hereunder, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1.           PURCHASE AND SALE OF SECURITIES.

(a)         Purchase of Securities.

(i)           The Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase the Securities from the Company on the Closing Date (as defined below), set forth on the Schedule of Investors on Schedule I, for the purchase price (“Purchase Price”) indicated thereon.  The consummation of the transactions contemplated herein shall be coordinated though and take place at the offices of Richardson & Patel LLP at 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement (the “Closing”).

Securities Purchase Agreement (Reg S)

(ii)           On the date and at the time of Closing (“Closing Date”), each Purchaser shall deliver their applicable Purchase Price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall issue the Securities purchased by each of the Purchasers and deliver the same to a designated representative of the Purchaser.

(iii)           The aggregate purchase price for the Units to be purchased by each Purchaser at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name in column 5 of the Schedule of Purchasers.  If the Purchaser is paying the Purchase Price in Chinese Renminbi (“RMB”), the applicable exchange rate from RMB to U.S. Dollars shall be the exchange rate at the close of business on the business day immediately preceding the Closing Date, as published by the Bank of China.

(b)           Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Purchasers.  Warrants to purchase five Shares will be issued for each one dollar of Purchase Price as set forth on Schedule I.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.50 per share.   The Warrants shall be exercisable until two (2) years after the Closing Date.

(c)           Allocation of Purchase Price.   The Purchase Price will be allocated by each Purchaser, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

2.      PURCHASER REPRESENTATIONS AND WARRANTIES.

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company that:

(a)           Purchase for Own Account.  Purchaser represents that it is acquiring ownership of the Securities solely for investment for such person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such party has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by Purchaser of any of the Securities shall constitute confirmation of the representation by Purchaser that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b)           Disclosure of Information.  Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, prospects and financial condition of the Company.

(c)           Investment Experience.  Purchaser represents that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If the Purchaser is not an individual, Purchaser also represents it has not been organized as an entity for the purpose of acquiring the Securities.  Purchaser is aware of the risk involved in its investment in the Securities and has determined that such investment is suitable for Purchaser in light of its financial circumstances and available investment opportunities.

Securities Purchase Agreement (Reg S)

(d)          Not a U.S. Person.   Purchaser (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) certifies that at the time of the Closing, Purchaser will be located outside the United States.  Furthermore, the Purchaser certifies that the Purchaser is not any of the following (a “U.S. Person”):

(i)	a natural person resident in the United States;

(ii)	a partnership or corporation organized or incorporated under the laws of the United States;

(iii)	an estate of which any executor or administrator is a U.S. person;

(iv)	a trust of which any trustee is a U.S. person;

(v)	an agency or branch of a foreign entity located in the United States;

(vi)	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

(viii)	a partnership or corporation organized or incorporated under the laws of any foreign jurisdiction, that has been is formed by a U.S. person.

(e)          No Registration; Regulation S.  Purchaser has been advised and acknowledges: (i) that the Securities have not been, and when issued, will not be registered under the 1933 Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Securities to Purchaser, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; (iv) that, notwithstanding the foregoing, during the Restricted Period the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and is not made to a U.S. Person.

Securities Purchase Agreement (Reg S)

(f)           No Directed Selling.  Purchaser has not engaged, nor is it aware that any party has engaged, and Purchaser will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.  Specifically, the Purchaser has not taken any action for purposes of, or could have the effect of, conditioning the market or arousing interest for the Securities in the United States, and the Purchaser has not placed any advertisements in any publication or made any public announcement in any publication in the United States regarding the offering of the Securities.

(g)          Offshore Transaction.  At the time of offering to Purchaser and communication of Purchaser’s order to acquire the Securities and at the time of Purchaser’s execution of this Agreement, the Purchaser was located outside the United States.

(h)          Not a Distributor.  Purchaser is not a “distributor” as such term is defined in Regulation S, and Purchaser nor any affiliate, representative or agent of the Purchaser is a “dealer” as such term is defined in the Act.  Specifically, the Purchaser does not intend to act as a distributor of the Securities to any person, nor has the Purchaser entered into any agreement to distribute the Securities.  The Purchaser is not in the business of buying, selling, trading or brokering securities on behalf of others.

(i)           Compliance with Non-U.S. Laws.  Purchaser hereby represents that Purchaser has complied with all local laws applicable to it, for the purchase of the Securities and entry into this Agreement, including (i) the legal requirements of Purchaser’s jurisdiction for the purchase and acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the transfer, income tax and other tax regulations, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  Purchaser’s subscription, purchase, acquisition and payment for, and Purchaser’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(j)           Legends.  Purchaser understands that the certificates or other instruments representing the Securities shall bear restrictive legends as required under U.S. securities laws, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates), which will restrict the transfer of the Securities:

REGULATION S LEGENDS

“THE SHARES ACQUIRABLE UNDER THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Securities Purchase Agreement (Reg S)

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Regulation S, Rule 144 or Rule 144A.

(k)          Validity; Enforcement.  This Agreement to which such Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l)           Residency; Organization.  If such Purchaser is an entity, (i) such Purchaser is a resident of that jurisdiction specified below its address on the Schedule of Purchasers and (ii) such Purchaser is a validly existing corporation, limited partnership, or limited liability company (or similar entity) and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(m)         Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

Securities Purchase Agreement (Reg S)

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that:

(a)         Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, after giving effect to the Share Exchange) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the party making the representations, including its subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the such party to perform its obligations under the Transaction Documents (as defined below).

(b)         Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders, except for post-closing filings relating to the Securities, or notifications required to be made under federal or state securities laws.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants, and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the articles of incorporation of the Company, as amended (“Articles of Incorporation”) or bylaws of the Company, as amended (“Bylaws”) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) for any such conflicts, violations or defaults which can reasonably be expected to have no Material Adverse Effect.

Securities Purchase Agreement (Reg S)

(d)         Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for post-closing securities filings or notifications to be made under federal or state securities laws.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

(e)         Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its corporate charter or their organizational charter or articles of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation that are currently necessary or applicable to the operation of the Company or its subsidiaries as currently conducted, and neither the Company nor any of its Subsidiaries will conduct its business in violation of the foregoing except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(f)         Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

(g)         No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h)         Private Placement; No Integrated Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 2 of this Agreement, the offer and sale by the Company of the Securities in conformity with the terms of this Agreement constitute transactions that are exempt from registration under the 1933 Act.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

Securities Purchase Agreement (Reg S)

(i)          Company’s Knowledge.  For purposes of this Agreement, “knowledge of the Company” or the “Company’s knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

4.      COVENANTS.

(a)         Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)         Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(c)         No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.

(d)         Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

(e)         Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be issuable upon the due exercise of the Warrants.

5.      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a)         Such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)         Such Purchaser and each other Purchaser shall have delivered the Purchaser’s Purchase Price to an account designated by the Company by wire transfer of immediately available funds.

(c)         The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

Securities Purchase Agreement (Reg S)

6.      CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)         The Company shall have executed and delivered to such Purchaser (A) each of the Transaction Documents, and (B) the Warrants being purchased by such Purchaser at the Closing pursuant to this Agreement.

(b)         The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Stock and Warrants, except for post-closing securities filings or notifications required to be made under federal or state securities laws.

(d)         No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents.

7.      TERMINATION.  In the event that the Closing shall not have occurred with respect to a Purchaser on or before twenty (20) Business Days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  In the event of termination by the Company or any Purchaser of its obligations to effect the closing pursuant to this Agreement, written notice thereof shall forthwith be given to the other Purchasers and the other Purchasers shall have the right to terminate their obligations to effect the closing upon written notice to the Company and the other Purchasers.  Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

Securities Purchase Agreement (Reg S)

8.      COVENANTS.

(a)         Piggy-back Registration.  If the Company at any time proposes to register any of its common stock, whether outstanding or issuable under convertible securities or options and warrants (“Registrable Securities”) under the Securities Act of 1933, as amended (“1933 Act”) for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the common stock for sale to the public, provided such shares are not otherwise registered for resale by the Purchaser pursuant to an effective registration statement, the Company will cause any Registrable Securities issued hereunder that have not been previously registered to be included with the securities to be covered by the registration statement proposed to be filed by the Company.

(b)         Underwritten Public Offerings.  In the event that any registration pursuant to this Section 8 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities by the Company therein.   In connection with any underwritten public offering of the Company’s securities, the Purchaser agrees to enter into a lockup agreement in a form and on terms reasonably acceptable to the Company that may restrict the resale of the Securities for a period of 180 days or more, in accordance with the recommendations of such underwriter.

(c)         Timing of Registration.  Notwithstanding any of the provisions herein, if the officers of the Company determine that it is in the best interest of the Company to do so, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 8 without thereby incurring any liability to the Purchaser due to such withdrawal or delay.

9.      MISCELLANEOUS.

(a)           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company to: China Yongxin Pharmaceuticals Inc., 927 Canada Court, City of Industry, CA 91748, Attn: Yongxin Liu, CEO, facsimile: (626) 581-9138, with a copy to: Richardson & Patel, LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, Attn: Nimish Patel, Esq., facsimile: (310) 208-1154, and (ii) if to the Purchaser, to the name, address and facsimile number set forth on the signature page(s) of this Agreement.

Securities Purchase Agreement (Reg S)

(b)         Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections refer to sections of this Agreement unless otherwise stated.

(c)         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

(d)         Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

(e)         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Securities Purchase Agreement (Reg S)

(f)          Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

(g)         Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the Company and the Purchasers.  Notwithstanding the foregoing, the Company and the then current Purchasers acknowledge that additional persons or entities (“Additional Investors”) may become party to this Agreement after the date of this Agreement upon their execution of this Agreement as a “Purchaser” and the Company’s delivery of an executed counterpart to such Additional Investors.

(h)         Parties In Interest.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

(i)          Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

(j)          Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature Page Follows]

Securities Purchase Agreement (Reg S)

IN WITNESS WHEREOF, each Purchaser and the Company have executed and delivered this Securities Purchase Agreement as of the date first written above.

COMPANY:	CHINA YONGXIN PHARMACEUTICALS INC.

Yongxin Liu
Chief Executive Officer

PURCHASERS:

Name of Purchaser (print)

Signature

Authorized Representative

Title

Address of Purchaser:

Telephone No.:

Facsimile No.:

Investment Amount in US Dollars: $

Securities Purchase Agreement (Reg S)

EXHIBITS

Exhibit A              Form of Warrant

SCHEDULES

Schedule I           Schedule of Purchasers

Securities Purchase Agreement (Reg S)

SCHEDULE I

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)
Purchaser	Address and Facsimile Number for Notices	Number of Shares of Purchased Common Stock	Number of Warrant Shares	Purchase Price

Securities Purchase Agreement (Reg S)

EXHIBIT A

FORM OF WARRANT

Securities Purchase Agreement (Reg S)